Exhibit 32.3

CERTIFICATION

I, Morgan R. Brown, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of World Heart Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ MORGAN R. BROWN
Morgan R. Brown
Executive Vice President and Chief Financial Officer

Date: April 27, 2012